EXHIBIT 23(f)



                                     CONSENT


     We hereby consent to the inclusion and summarization of our opinion and our Due Diligence Memorandum and related Schedules, each dated June 9, 1995, in this Registration Statement on Form S-4 and to all references to our firm included in or made part of this Registration Statement on Form S-4.


                                   JANNEY MONTGOMERY SCOTT INC.




                                   By /s/ William J. Barrett
                                     --------------------------
                                     William J. Barrett
                                     Senior Vice President



New York, New York
August 7, 1995